UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 22, 2025

Energizer Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8235 Forsyth Boulevard, Suite 100
St. Louis, Missouri 63105
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ENR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Notes Due 2033

On September 22, 2025, Energizer Holdings, Inc., a Missouri corporation (the “Company”), completed the issuance and sale of $400 million aggregate principal amount of 6.000% Senior Notes due 2033 (the “Notes”), as contemplated by the Purchase Agreement, dated September 9, 2025 (the “Purchase Agreement”), by and among the Company, BofA Securities Inc., as representative of the purchasers listed therein (the “Initial Purchasers”), and the guarantors party thereto. The Notes were issued pursuant to an indenture, dated as of September 22, 2025 (the “Indenture”), among the Company, the guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The net proceeds of the offering are being used by the Company, together with the proceeds of an incremental term loan facility (described below), (i) to redeem the 2027 Senior Notes, (ii) to repay a portion of the indebtedness outstanding under the Revolving Credit Facility, (iii) pay related fees, premiums and expenses and (iv) for general corporate purposes.

The Notes were sold to the Initial Purchasers pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company did not register the issuance of the Notes under the Securities Act because such issuance did not constitute a public offering. The Notes were sold to qualified institutional buyers pursuant to Rule 144A (and outside the United States to qualified investors in reliance on Regulation S) under the Securities Act. The Notes have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act or applicable state securities laws or applicable exemptions from registration requirements.

Interest and Maturity

The Notes accrue interest at a rate of 6.000% per annum and will mature on September 15, 2033.

Guarantees

The Notes are guaranteed, jointly and severally, on an unsecured basis, by each of the Company’s domestic restricted subsidiaries that is a borrower or a guarantor under the Second Amended and Restated Credit Agreement, dated March 19, 2025, by and among the Company, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended from time to time (as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement (the “First Amendment”), dated as of September 22, 2025, the “Amended Credit Agreement”).

Optional Redemption

The Company will have the option to redeem some or all of the Notes at any time on or after September 15, 2028, at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably on an annual basis to par and accrued and unpaid interest, if any, to, but excluding, the date of redemption. The Company will also have the option to redeem some or all of the Notes at any time before September 15, 2028, at a redemption price of 100% of the principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the date of redemption.

In addition, at any time before September 15, 2028, the Company may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price of 106.000% of the principal amount of the Notes with the proceeds from certain equity issuances plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Change of Control Triggering Event

If certain change of control triggering events occur, as specified in the Indenture, the Company may be required to offer to purchase the Notes at 101% of their aggregate principal amount plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase. The ability of the Company to purchase the Notes upon a change of control triggering event may be limited by the terms of the Amended Credit Agreement.

Asset Sales

If the Company or its Restricted Subsidiaries (as defined in the Indenture) sells certain assets, under certain circumstances the Company may be required to offer to purchase the Notes at 100% of their aggregate principal amount plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase.

Certain Covenants

The Indenture contains certain covenants that are subject to important exceptions and qualifications.

Covenant Suspension

Following the time that (i) the ratings assigned to the Notes by at least two of Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Ratings, Inc. are equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent), respectively, and (ii) no default or event of default has occurred and is continuing under the indenture relating to the notes, the Company and its Restricted Subsidiaries will not be subject to most of the covenants discussed above pursuant to the Indenture. In the event that the Company and its Restricted Subsidiaries are not subject to such covenants for any period of time as a result of the preceding sentence and, on any subsequent date, one or both of such ratings agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the level set forth above, then the Company and its Restricted Subsidiaries will thereafter again be subject to such covenants, but any actions taken during such suspension will not result in an event of default.

Default

The Indenture provides for customary events of default. Generally, if an event of default occurs (subject to certain exceptions), the Trustee, acting at the direction of the registered holders of not less than 30% in aggregate principal amount of the then-outstanding Notes, may declare all the Notes to be due and payable immediately.

General

Copies of the Indenture and the form of Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions above are summaries of such agreements, do not purport to be complete, and are qualified in their entirety by the complete texts of each such agreement.

Certain of the Initial Purchasers and the Trustee or their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which they have received customary fees and compensation for these transactions and may in the future receive customary fees and compensation.

Certain of the Initial Purchasers and/or their affiliates may be lenders under our Revolving Facility. Accordingly, affiliates of the initial purchasers may receive a portion of the net proceeds from this offering through the intended repayment of borrowings under such Revolving Facility.

Incremental Term Loan

On September 22, 2025, the Company and certain of its subsidiaries entered into the First Amendment, which amended the Existing Credit Agreement (as described above).

The Company entered into the First Amendment in order to incur an incremental term loan under the Amended Credit Agreement in an aggregate principal amount of $100 million (the “Incremental Term Loan”). The proceeds from the Incremental Term Loan will be used for one or more of the following purposes, as determined by the Company, (a) to redeem a portion of the Borrower’s outstanding 6.500% Senior Notes due 2027 (if applicable), (b) to repay a portion of the indebtedness outstanding under the Revolving Credit Facility and (c) pay related fees, premiums and expenses. Following the incurrence of the Incremental Term Loan, the Company will have an outstanding term loan balance under its term loan facility (the “Term B Facility”) in the amount of $860,000,000. The Company’s revolving credit facility (the “Revolving Facility,” together with the “Term B Facility,” the “Facilities”) remains outstanding with a committed amount of $500,000,000.

Amounts outstanding under the Term B Facility bear interest, at the Company’s option, at a base rate equal to the highest of (a) the federal funds rate plus 0.50%, (b) the “prime rate” in the U.S. and (c) the one-month adjusted term SOFR rate plus 1.00% (the “Base Rate”), or at the adjusted term SOFR rate (in each case subject to a 0% floor), plus in each case a margin, which, for the Term B Facility, is equal to 1.00% for Base Rate-based loans and 2.00% for SOFR‑based loans.

The outstanding principal balance of the loans under the Term B Facility is required to be repaid in equal quarterly installments of 0.25% of the balance outstanding under the Term B Facility, with the balance being due at maturity on March 19, 2032. Outstanding amounts under the Term B Facility are also subject to mandatory prepayment with the proceeds of certain asset sales and debt issuances and from a portion of annual excess cash flows (as determined under the Amended Credit Agreement).

The Amended Credit Agreement also requires that certain of the Company’s material wholly-owned domestic subsidiaries guarantee the obligations under the Amended Credit Agreement, subject to customary exceptions. Other existing and subsequently acquired or newly‑formed domestic subsidiaries of the company and the guarantors may become guarantors in the future.

The Amended Credit Agreement contains certain representations and warranties, certain affirmative covenants, certain negative covenants, certain financial covenants and certain conditions that are customarily required for similar financings. The Amended Credit Agreement also contains customary events of default that include, among others, non‑payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross default to material indebtedness and events constituting a change of control. The occurrence of an event of default could result in the termination of commitments under the Facilities, the declaration that all outstanding loans are due and payable in whole or in part and the requirement of cash collateral deposits in respect of outstanding letters of credit.

A copy of the First Amendment is attached as Exhibit 10.1 and is incorporated herein by reference. The above description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the First Amendment is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated September 22, 2025, by and among Energizer Holdings, Inc., the Guarantors party thereto from time to time and The Bank Of New York Mellon Trust Company, N.A., as Trustee.
4.2	Form of 6.000% Senior Notes due 2033 (included in Exhibit 4.1), dated September 22, 2025
10.1
Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of September 22, 2025, by and among Energizer Holdings, Inc., as borrower, the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

	By:	/s/ John J. Drabik
John J. Drabik
Executive Vice President and Chief Financial Officer

Dated: September 22, 2025